UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2013

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company.  Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries.  Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01                                           Other Events.

Four Corners and Retail Rate Case Filing with the Arizona Corporation Commission

On December 30, 2013, Arizona Public Service Company (“APS”) and Southern California Edison Company (“SCE”) closed their previously announced transaction whereby APS agreed to purchase SCE’s 48% interest in each of Units 4 and 5 of the Four Corners Power Plant (“Four Corners”).  The final purchase price for the interest was approximately $182 million, subject to certain minor post-closing adjustments.

In connection with APS’s most recent retail rate case with the Arizona Corporation Commission (“ACC”), the ACC reserved the right to review the prudence of the Four Corners transaction for cost recovery purposes upon the closing of the transaction.  On December 30, 2013, APS filed an application to request rate adjustments prior to its next general rate case related to APS’s acquisition of SCE’s interest in Four Corners.  If approved, these would result in an average bill impact to residential customers of approximately 2%.  APS cannot predict the outcome of this request.

Concurrently with the closing of the SCE transaction, the ownership of BHP Navajo Coal Company, the coal supplier and operator of the mine that serves Four Corners, was transferred to Navajo Transitional Energy Company, LLC (“NTEC”), a company formed by the Navajo Nation to own the mine and develop other energy projects.  Also occurring concurrently, the Four Corners co-owners executed a long term agreement for the supply of coal to Four Corners from July 2016, when the current coal supply agreement expires, through 2031 (the “2016 Coal Supply Agreement”).  El Paso Electric Company, a 7% owner in Units 4 and 5 of Four Corners, did not sign the 2016 Coal Supply Agreement.  Under the 2016 Coal Supply Agreement, APS has agreed to assume the 7% shortfall obligation.  APS has also granted NTEC an option to purchase the 7% interest in the plant within a certain timeframe.  The 2016 Coal Supply Agreement contains alternate pricing terms for the 7% shortfall obligations in the event NTEC does not purchase the 7% interest.

As previously disclosed, the Four Corners co-owners were required to elect one of two emissions alternatives to apply to the plant under the Environmental Protection Agency’s (“EPA”) final regional haze rule by the end of 2013.  On December 30, 2013, APS, on behalf of the co-owners, notified EPA that they have chosen the alternative BART compliance strategy requiring the permanent closure of Units 1, 2, and 3 by January 1, 2014 and installation and operation of selective catalytic reduction controls (“SCR”) on Units 4 and 5 by July 31, 2018.  Based on EPA’s final standards, APS’s share of SCR costs at Four Corners would be approximately $350 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 30, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 30, 2013	By:	/s/ James R. Hatfield
James R. Hatfield
Executive Vice President and Chief Financial Officer